UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 11, 2004
                                 Date of Report
                        (Date of earliest event reported)

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

       0-13801                                            95-2888568
(Commission File No.)                       (IRS Employer Identification Number)

                       18191 Von Karman Avenue, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

      Quality Systems Inc. (the Company) has received a letter dated June 11, 2004 from Dale Hanson, a member of its Board of Directors, informing the Company that Mr. Hanson has chosen not to stand for re-election at the Company's 2004 Annual Shareholders' Meeting. Mr. Hanson is the Chairman of the Company's Audit Committee and a member of its Nominating Committee. Mr. Hanson will continue to serve in all capacities until the election and qualification of his successor at the Company's 2004 Annual Shareholders' Meeting. Mr. Hanson has been a member of the Company's Board of Directors since 1999.

      Since Mr. Hanson did not state that his resignation was because of a disagreement with the Company on any matter relating to the registrant's operations, policies or practices, the Company has elected to make this filing under Item 5 instead of Item 6 of this Report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004                       QUALITY SYSTEMS, INC.


                                          By:  /s/ Paul Holt
                                               ---------------------------------
                                               Paul Holt
                                               Chief Financial Officer


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